EXHIBIT 2

Loan No.
Title No.:

Premises:	901-907 East Jersey Street, Unit No. 3 Qualifier C003, Elizabeth, New Jersey 07201 also known as 901-931 East Jersey Street, Unit No. 3 Qualifier C003, Elizabeth, New Jersey 07201
Block:	312
Lot:	7
County:	Union
State:	New Jersey

Premises:	901-931 East Jersey Street, Unit Nos. 1, 2 and 4 Qualifier C001, C002 and C004, Elizabeth, New Jersey 07201
Block:	312
Lot:	7
County:	Union
State:	New Jersey

CMT DEVELOPERS LLC

to

TBG FUNDING LLC

MORTGAGE AND SECURITY AGREEMENT

RETURN BY MAIL TO:

Wachtel Missry LLP
885 Second Avenue
New York, New York 10017
Attention: Allan J. Weiss, Esq.

MORTGAGE AND SECURITY AGREEMENT

By

CMT DEVELOPERS LLC

In Favor of

TBG FUNDING LLC

THIS MORTGAGE AND SECURITY AGREEMENT is made this 28th day of March, 2018, by **CMT DEVELOPERS LLC**, a New Jersey limited liability company, having an address at 1950 Rutgers University Blvd., Suite 102, Lakewood, New Jersey 08701 (the "Mortgagor") in favor of **TBG FUNDING LLC,** a Delaware limited liability company, having a principal place of business at 3839 Flatlands Avenue, Suite 201, Brooklyn, NY 11234 (the "Mortgagee").

WITNESSETH, that the Mortgagor is indebted to the Mortgagee for the payment of an indebtedness in the sum of **FIFTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 ($15,500,000.00) DOLLARS** lawful money of the United States, to be paid, with interest thereon (as such sum may be reduced from time to time, together with the interest thereon, hereinafter sometimes collectively referred to and described as the "Debt"), according to a certain note or obligation bearing even date herewith (which, as now exists, and as the same may hereafter, from time to time be extended, amended, modified, restated or superseded, hereinafter collectively referred to as the "Note").

NOW THIS INDENTURE WITNESSETH that for better securing the payment of the Debt, and the performance by the Mortgagor of the terms, covenants, conditions and obligations contained herein, in the Note and in any other documents and agreements given to secure payment of the Note according to the true intent and meaning thereof, and also for and in consideration of one dollar to the Mortgagor in hand paid by the Mortgagee at or before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, the Mortgagor has mortgaged, granted, bargained, sold, aliened, released, conveyed and confirmed, and by these presents does mortgage, grant, bargain, sell, alien, release, convey and confirm unto the Mortgagee, forever, and grants the Mortgagee a security interest in:

MORTGAGED PROPERTY

A. All the land located in the County of Union, State of New Jersey and described in Schedule A annexed hereto and made a part hereof (the "Real Property") consisting of that certain properties known as and located at 901-907 East Jersey Street, Unit No. 3, Qualifier C003, Elizabeth, New Jersey 07201 also known as 901-931 East Jersey Street, Unit No. 3, Qualifier C003, Elizabeth, New Jersey 07201 and 901-931 East Jersey Street, Unit Nos. 1, 2 and 4, Qualifier C001, C002 and C004, Elizabeth, New Jersey 07201.

B. All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Real Property (the "Improvements").

TOGETHER with all and singular rights, hereditaments, and appurtenances belonging or in any way incident or appertaining thereto, including, but not limited to:

C. All fixtures, machinery, appliances, materials, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located in or on, or attached to, or used, or intended to be used, in connection with the operation of, or with construction on, the Real Property or the Improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made by the Mortgagor or on its behalf with regard thereto (the "Personal Property").

D. All right, title and interest of the Mortgagor, if any, in and to the land in the bed of the streets or highways abutting the Real Property to the center line thereof; all easements, rights of way, strips and gores of land, streets, ways, sidewalks, curbs, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, remainders, reversions and appurtenances whatsoever, in any way belonging, relating or appertaining to the Real Property or the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor (the "Appurtenances").

E. All leases, lettings, occupancy agreements and licenses (collectively, the "Leases") of the Real Property and/or the Improvements or any part thereof now or hereafter entered into and all right, title and interest of the Mortgagor thereunder (including, without limitation, the cash and securities deposited thereunder), the right to receive and collect the rents, issues and profits from the Leases (the "Rents") and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to, and all proceeds of any sales or other dispositions of, the property described in Paragraphs (A), (B), (C) and (D) above and this Paragraph (E).

F. All proceeds of and any unearned premiums on any insurance policies covering the Improvements or the Personal Property or the Rents including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof.

G. All awards ("Awards"), heretofore made and hereafter to be made by any municipal, state or federal authorities to the Mortgagor and all subsequent owners of the property described above in Paragraphs (A) through (E) including any awards for any changes of grade of streets affecting the property described above in Paragraphs (A) through (E) as the result of the exercise of the power of eminent domain (a "Taking").

H. All the other estate, right, title, interest, use, possession, property, claim and demand whatsoever, contract rights, general intangibles, actions and rights in action, relating to the property described above in Paragraphs (A) through (G) and proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing.

All the property, interests and rights referred to in Paragraphs (A) through (H) above and any additional property, interests or rights hereafter acquired by the Mortgagor and subject to the lien of this Mortgage or intended to be so are referred to in this Mortgage as the "Mortgaged Property".

TO HAVE AND TO HOLD the Mortgaged Property to the Mortgagee, its successors and assigns, forever.

PROVIDED ALWAYS THAT if the Mortgagor shall well and truly pay and the Mortgagor shall well and truly abide by and comply with each and every covenant and condition of the Debt at the time and times as required, then these presents and the lien and interest hereby transferred and assigned shall cease, terminate and be void.

The Mortgagor hereby grants to the Mortgagee a security interest in all rights and property described above in Paragraphs (C) and Paragraphs (E) through Paragraph (H) (collectively, the "Collateral"). This Mortgage shall constitute a self-operative Security Agreement under Article 9 of the Uniform Commercial Code with respect to such rights and property and the Mortgagor hereby grants to the Mortgagee a security interest in all furniture, fixtures and equipment and all other machinery, appliances, furnishings, tools and buildings materials now owned or hereafter acquired by the Mortgagor, and installed or to be installed in or on the Premises and used or to be used in the management or operation of the Premises, and all substitutions, replacements, additions and accessions thereto, together with all cash and non-cash proceeds thereof. The Mortgagor agrees to execute and deliver on demand such other instruments as the Mortgagee may request in order to create or perfect its security interest or to impose the lien hereof more specifically upon any of such rights and property. The Mortgagor hereby appoints the Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to execute, deliver and file on its behalf any UCC-1 financing statements, UCC-3 continuation statements and any other instruments necessary to create or perfect the Mortgagee's security interest upon any of the Collateral granted in this Paragraph. The Mortgagee shall have all the rights and remedies under this Mortgage, or under any applicable law or agreements with the Mortgagor, of a Secured Party under the Uniform Commercial Code in addition to those specified herein.

And the Mortgagor covenants, represents and warrants with the Mortgagee that:

ARTICLE I

TERMS, COVENANTS, CONDITIONS, REPRESENTATIONSAND WARRANTIES

The Mortgagor covenants, represents and warrants to the Mortgagee as follows:

Section 1.1. Payment of Debt. The Mortgagor will pay the Debt as provided in the Note.

Section 1.2. Maintenance of the Mortgaged Property and Compliance with Laws. The Mortgagor shall (at its expense in so far as is applicable by the context):

(a) maintain the Improvements in good and substantial order and repair and in such fashion that the value and utility of the Mortgaged Property will not be diminished and will make or cause to be made all necessary and appropriate repairs, replacements, and renewals thereof, whether interior or exterior, structural or non-structural; all repairs, replacements and renewals to be at least equal, in quality and class, to that of the original Improvements;

(b) not use or cause the whole or any part of the Mortgaged Property to be used in such a manner as to cause the same to be subject to forfeiture under applicable laws. In the event that any person or entity, in possession of the whole or any part of the Mortgaged Property, or otherwise, may, by acts or omissions, cause the Mortgaged Property to be subject to forfeiture, the Mortgagor, within five (5) days after receiving notice of the occurrence of any such act or omission, shall notify the Mortgagee of the occurrence of such act or omission and shall commence

such legal proceedings against the party committing or permitting the acts or omissions as shall be necessary to prevent such forfeiture;

(c) comply with, or cause to be complied with, all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorization, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers which may, as at the date of this Mortgage or thereafter, affect the Mortgaged Property or any part thereof or its use or condition, or which may affect any adjoining sidewalks, curbs, vaults and vault space if any, or streets or ways in so far as the Mortgagor is required to comply therewith;

(d) comply with, or cause to be complied with, all requirements of the issuer of any policy(s) of insurance covering or affecting the whole or any part of the Mortgaged Property, and all orders, rules, regulations and other requirements of such governmental or regulatory authorities having jurisdiction over the Mortgaged Property or any part thereof; and

(e) not do or permit any act or thing which is contrary to the requirements or prohibitions of any document of record affecting the Mortgaged Property nor commit or permit any waste of or any nuisance in, at or on the Mortgaged Property or any part thereof.

Section 1.3. OMITTED

Section 1.4. Taxes and Other Charges; Mortgage Taxes. (a) The Mortgagor has paid and will pay when due (i) all liens of any kind, taxes of any kind and nature (including but not limited to real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions relating to the Mortgaged Property or any part thereof, and (ii) taxes upon the rents, revenues, income or profits of the Mortgaged Property, or taxes arising in respect of the occupancy, use or possession of the whole or any part thereof, which, if not paid, shall result in the imposition of a lien upon the Mortgaged Property, and the Mortgagor will promptly deliver official receipts therefor to the Mortgagee.

(b) The Mortgagor will not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage nor shall the Mortgagor claim or be entitled to any credit against the principal and interest due and owing under the Note and this Mortgage for any taxes, assessments, water rates or other governmental or municipal charges, bonds or impositions paid by the Mortgagor relating to the Mortgaged Property.

(c) In the event of the passage after the date of this Mortgage of any law of the state wherein the Mortgaged Property is located deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes, or the manner of the collection of any such taxes so as to affect this Mortgage, or the Debt, the Mortgagee shall have the right to give thirty (30) days written notice to the owner of the Mortgaged Property requiring the payment of the Debt, and if such notice be given, the Debt shall become due, payable and collectible at the expiration of said thirty (30) days. Unless prohibited by applicable law, any notice given pursuant to this Subsection requiring the payment of the Debt shall provide an option to the Mortgagor, in lieu of such acceleration, to either pay to the Mortgagee an amount or amounts equal to any and all sums payable by the Mortgagee as taxes or otherwise by reason of such laws including taxes, if any, payable on the amounts so paid to the Mortgagee or, in the alternative, pay the Debt in full. If the notice as provided above be given, the payment of said sums described in the preceding sentence

or the Debt, as may be the case, shall become due, payable and collectible at the expiration of the thirty (30) day period referred to above.

(d) If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require (i) revenue or other stamps to be affixed to the Note or this Mortgage, or (ii) the payment of any taxes or fees on this Mortgage, or the Note or in connection with the recording of this Mortgage or any amendment, extension or modification hereof, the Mortgagor will pay the same, with interest and penalties thereon, if any.

Section 1.5. Tax and Insurance Deposits. At the election of the Mortgagee, Mortgagor shall deposit with the Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, real estate taxes, assessments, water, sewer (if not metered) and other charges which might become a lien upon the Mortgaged Property (or any part thereof) and insurance premiums, and the Mortgagor shall, accordingly, make such deposits. All funds so deposited with the Mortgagee, if any, shall be held by it, but not in escrow and, except to the extent required by applicable law, without interest, and, provided that no "Event of Default" (as defined below in Section 4.1.1), shall have occurred and be continuing, shall be applied in payment of the charges aforementioned when and as payable, to the extent the Mortgagee shall have such funds on hand. Should an Event of Default occur and be continuing, the funds deposited with the Mortgagee, as aforementioned, may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Debt or any other charges affecting the security of the Mortgagee, as the Mortgagee sees fit, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Mortgagee as herein provided, nor shall any application be deemed to affect any right or remedy of the Mortgagee hereunder or under any statute or rule of law. If deposits are being made with the Mortgagee, the Mortgagor shall furnish the Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, at least fifteen (15) days prior to the date on which the charges first become payable.

Section 1.6. Warranty of Title. The Mortgagor represents and warrants that it is the fee simple owner of the applicable Mortgaged Property free of defects, liens, and encumbrances of any nature other than those exceptions to title as set forth in the Mortgagee's title insurance policy or the marked title insurance commitment delivered to the Mortgagee as of the date hereof and insuring the lien of this Mortgage. The Mortgagor warrants that this Mortgage is and will be maintained as a valid first lien on the Mortgaged Property subject only to the above-mentioned exceptions, and will defend the same against the claims of all persons or entities whomsoever. At the Mortgagor's sole cost and expense, the Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage, and any security instrument creating or evidencing the lien or security interest hereof upon the Mortgaged Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law to publish notice of and fully to protect the lien hereof upon, and the lien of the Mortgagee in, the Mortgaged Property.

Section 1.7. Right of Mortgagee to Defend and Uphold the Lien; Costs. Upon an Event of Default: (a) The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its sole discretion, believes should be brought to protect its interest in or the title to the Mortgaged Property. The Mortgagee may take such action by attorneys selected by the Mortgagee.

(b) If any action or proceeding be commenced, whether adversary or not (including an action to foreclose this Mortgage or to collect the Debt), to which action or proceeding the Mortgagee is made a party, or in which it becomes necessary to defend, uphold or enforce the lien of this Mortgage, the Mortgagee may prosecute, defend or participate in such action or proceeding by attorneys selected by the Mortgagee.

(c) All sums paid by the Mortgagee for the expense of any such action or proceeding described in this Section including any appellate proceeding in connection herewith (including without limitation, reasonable attorneys' fees and disbursements at trial and appellate level) shall be paid by the Mortgagor to the Mortgagee, upon demand, together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the default rate provided in the Note (the "Default Rate"). Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(d) In the event the maturity of the principal amount of the Debt shall be accelerated by reason of a default under the Note, this Mortgage, or any other instrument given to secure the payments provided to be made pursuant to the Note, in addition to the costs and fees described above in Subsection (c), the Mortgagor shall pay to the Mortgagee, upon demand, together with the interest thereon at the Default Rate, the fees and costs incurred by the Mortgagee, following such acceleration, in obtaining an appraisal of the fair market value of the Mortgaged Property prepared by an appraiser, duly qualified under applicable law and governmental regulations to issue appraisals of real property to the Mortgagor in connection with the approval of loans so secured, and the fees and costs incurred by the Mortgagee in obtaining an Environmental Survey of the Mortgaged Property, as defined below in Subsection 1.22 (f). Upon reasonable notice to the Mortgagor, the Mortgagee, its officers, employees, agents and contractors, may enter the Mortgaged Property to conduct the Environmental Survey. Any such fees and costs paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

<u>Section 1.8.</u> <u>Insurance Coverage.</u> (a) The Mortgagor, until the Debt secured by this Mortgage shall be fully paid and satisfied, shall keep, as applicable, the Mortgaged Property, the Improvements and the Personal Property insured, by a company or companies and in form, amounts and with coverage and deductibles satisfactory to Mortgagee, with at least the following coverages:

(A) comprehensive “special causes of loss” form of insurance (or its equivalent) on the Improvements and the Personal Property (I) in an amount equal to not less than one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Mortgage shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (II) written on a replacement cost basis and containing either an agreed amount endorsement with respect to the Improvements and Personal Property or a waiver of all co-insurance provisions; (III) providing for no deductible in excess of $10,000 for all such insurance coverage; (IV) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (V) if any of the Improvements or the use of the Mortgaged Property shall at any time

constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Mortgagor shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Mortgagee in the event the Mortgaged Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the special causes of loss form required under this subsection (A);

(B) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, with such insurance (I) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (II) to continue at not less than the aforesaid limit until required to be changed by Mortgagee in writing by reason of changed economic conditions making such protection inadequate; and (III) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) contractual liability;

(C) OMITTED;

(D) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Mortgaged Property coverage form does not otherwise apply, (I) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (II) the insurance provided for in subsection (a) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "special causes of losses" insured against pursuant to subsection (i) above, (3) including permission to occupy the Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(E) OMITTED;

(F) OMITTED;

(G) OMITTED; and

(H) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Mortgagee from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located.

With respect to the Policies required to be maintained pursuant to clauses (A) through (H) above, Mortgagor shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance coverage against Losses resulting from acts of terrorism.

(ii) All insurance provided for herein shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the

approval of Mortgagee as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "BBB" or better by S&P and "Baa2" by Moody's (or such other ratings promulgated from time to time by S&P and Moody's for properties and transactions similar in type and size to the Mortgaged Property and the Loan) and/or a general policy rating of "A" or better and a financial class of VIII or better by A.M. Best Company, Inc. The Policies described herein shall designate Mortgagee and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Mortgagee. Not less than ten (10) days prior to the expiration dates of any insurance coverage in place with respect to the Mortgaged Property, Mortgagor shall deliver to Mortgagee an Acord 28 or similar certificate, accompanied by evidence satisfactory to Mortgagee of payment of the premiums due in connection therewith (the "Insurance Premiums"), and, as soon as available thereafter, certified copies of all renewal Policies.

(iii) Any blanket insurance Policy shall specifically allocate to the Mortgaged Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Mortgaged Property in compliance with the provisions of Section 1.8(a).

(iv) All Policies provided for or contemplated by Section 1.8(a), except for the Policy referenced in Section 1.8(a)(E), shall name Mortgagor as the insured and Mortgagee as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Mortgagee providing that the loss thereunder shall be payable to Mortgagee.

(v) All Policies provided for in Section 1.8(a) shall contain clauses or endorsements to the effect that:

(A) no act or negligence of Mortgagor, or anyone acting for Mortgagor, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Mortgagee is concerned;

(B) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled by the insurer without at least thirty (30) days' (ten (10) days' in the case of non-payment of premium) prior written notice to Mortgagee and any other party named therein as an additional insured;

(C) the issuers thereof shall give written notice to Mortgagee if the Policies have not been renewed thirty (30) days prior to its expiration; and

(D) Mortgagee shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(vi) If at any time Mortgagee is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Mortgagee shall have the right, without notice to Mortgagor, to take such action as Mortgagee deems necessary to protect its interest in the Mortgaged Property, including, without limitation, obtaining such insurance coverage as Mortgagee in its sole discretion deems appropriate. All premiums incurred by Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid

by Mortgagor to Mortgagee upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

(b) In the event that any one or more of the properties comprising any of the Improvements or the Personal Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Mortgagor shall promptly restore, replace, rebuild or alter the damaged or destroyed Improvements and Personal Property, in either case as nearly as possible to the condition the Improvements and Personal Property were in prior to such damage or destruction, without regard to the availability or adequacy of insurance proceeds and without regard to whether the Mortgagee shall make any insurance proceeds obtained by it available to Mortgagor to pay for such work. If the damage be of such nature as to require the Mortgagor to construct a replacement for, or to alter the damaged or destroyed items in any material or substantial way, the Mortgagor shall, before commencing any such work, submit to the Mortgagee for the Mortgagee's approval, which shall not be unreasonably withheld or delayed, copies of the plans and specifications therefor to be prepared by an architect or engineer selected by the Mortgagor, subject to the approval of the Mortgagee, who shall then be licensed by the state in which the Mortgaged Property is located, and who shall have been placed in charge of the completion of the repair and restoration of the Mortgaged Property as nearly as possible to the condition the Mortgaged Property was in immediately prior to such casualty, with such alterations as may be reasonably approved by Mortgagee.

(c) Until the full payment of the Debt, the Mortgagee shall have and hold the insurance policies described in this Section as collateral and further security for the payment of the Debt. In default of the Mortgagor's compliance with this Section, (i) the Mortgagor hereby agrees to indemnify and hold the Mortgagee harmless against all damage, loss or liability resulting from all risks that would have been covered by such insurance to the extent of the benefit which would have been received by the Mortgagee had the insurance coverage required to be obtained under this Subsection been obtained and maintained by the Mortgagor as required hereunder and (ii) the Mortgagee or its successors or assigns may, but shall have no obligation to, place such insurance as described above, from time to time, in an amount in the aggregate not exceeding the amount of insurance required to be obtained under this Section, for the purpose aforesaid, and pay the premium or premiums therefor. In the event of such payment, the Mortgagor will pay to the Mortgagee, its successors or assigns such premium or premiums so paid by the Mortgagee, upon demand, together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, title or interest in, to or on or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage and evidenced by the Note. In addition, in the event of a default of such payment by the Mortgagor or of the delivery of policies as provided above in this Section, the Debt shall, at the option of the Mortgagee, its successors or assigns, immediately become due and payable.

(h) The insurance required pursuant to this Section may be effected by a policy of blanket insurance which may cover property in addition to the Mortgaged Property, provided that the coverage shall be the same as if the Mortgaged Property were the sole property insured and the Mortgagor shall deliver to the Mortgagee a duplicate original copy or copies thereof or original insurance certificates therefor.

<u>Section 1.9.</u> <u>Insurance Proceeds.</u> (a) The Mortgagor shall give the Mortgagee prompt notice of any damage or destruction by fire or casualty occurring at the Mortgaged Property and the Mortgagor shall make such temporary repairs as are necessary for the protection of the

Improvements. The proceeds of any insurance paid on account of any damage or destruction to the Mortgaged Property shall be paid over to the Mortgagee to be applied as hereinafter provided. In the event any such insurance proceeds shall be paid to the Mortgagor or by two-party check delivered to the Mortgagor, the Mortgagor shall forthwith pay such insurance proceeds to the Mortgagee, or endorse such two-party check and deliver it to Mortgagee (as the case may be), and the Mortgagor shall be personally liable for any such insurance proceeds not paid to the Mortgagee, notwithstanding any exculpation provision contained in this Mortgage or in any other Loan Document (as defined in Section 4.1.1(h) of this Mortgage).

(b) If by reason of any Damage any sums are paid under any insurance policy hereinabove mentioned or contemplated, such sums shall be paid as follows: If the aggregate insurance proceeds received by reason of any single instance of Damage shall be $200,000.00, or less, such insurance proceeds shall be paid over to the Mortgagor, who shall hold the same as a trust fund to be used first for the payment of the entire cost of the Restoration, and the balance, shall, at the option of the Mortgagee, be retained by the Mortgagor or be paid to the Mortgagee in reduction of the Debt; provided, however, that if the Mortgagor shall, at that time, be in default under this Mortgage beyond any applicable grace period, such proceeds shall be paid over to the Mortgagee and shall be applied first to the payment of interest accrued to the date of payment on the Debt and the balance in reduction of the principal portion thereof.

(c) If the aggregate insurance proceeds to be received by reason of any single instance of Damage shall be more than $200,000.00, all such proceeds shall be paid to the Mortgagee, and each such insurance company concerned is hereby authorized and directed to make payment of such loss directly to the Mortgagee instead of the Mortgagor. The Mortgagee shall have the option, in its sole discretion, to apply any insurance proceeds it may receive by reason of damage or destruction to the Mortgaged Property toward payment of the Debt, or the same may be paid over either wholly or in part to the Mortgagor or to the heirs, successors or assigns of the Mortgagor for the repair of the Improvements and Personal Property or for the erection of new Improvements and the acquisition and installation of new Personal Property in their place, or for any other purpose or object satisfactory to the Mortgagee, and, if the Mortgagee shall receive and retain insurance money for such damage to the Mortgaged Property, the lien of this Mortgage shall be affected only by a reduction of the amount of said lien by the amount of such insurance money received and retained by the Mortgagee and applied toward payment of the obligations secured hereby. Notwithstanding anything set forth herein or in the Note, the application of all or part of any insurance proceeds toward payment of the Debt shall be considered a prepayment of the Loan and shall be subject to any prepayment premium or penalty.

(d) The Mortgagee and its officers, employees and agents may inspect the Mortgaged Property from time to time to determine the Mortgagor's compliance with this Subsection.

Section 1.10. Condemnation. (a) The Mortgagor shall give the Mortgagee prompt notice of any condemnation or eminent domain proceedings affecting the Mortgaged Property.

(b) The Mortgagor will not enter into any agreement for a Taking of the Mortgaged Property, or any part thereof, without the prior written consent of the Mortgagee.

(c) In the event the whole or any part of the Mortgaged Property shall be the subject of a Taking, or shall be voluntarily conveyed in lieu thereof prior to the payment in full of the Debt, the Mortgagor shall pay to the Mortgagee, during the period from the date of a Taking (or conveyance in lieu thereof) to the payment in full of the Debt, the difference, if any, between

the interest payable thereon at the rate stipulated in the Note in respect of the Debt and the interest actually paid to the Mortgagor by the entity exercising the right of eminent domain or to whom the Mortgaged Property was conveyed in lieu of the exercise of such power.

(d) All Awards are hereby assigned to the Mortgagee. The Mortgagee and its legal representatives, successors and assigns (at its or their option) are hereby irrevocably authorized and empowered to collect and receive the Awards from the authorities making the same, to give proper receipts and acquittances therefor in any of their names or in the name of the Mortgagor, and to apply the same toward the payment of the Debt, the Note or this Mortgage, in such priority and proportions as the Mortgagee in its discretion shall deem proper, although the Debt secured by this Mortgage then may not be due and payable. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of any Awards, the Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive any Awards, or a portion thereof sufficient to pay the Debt, whichever is less. Notwithstanding anything set forth herein or in the Note, the application of all or part of any Awards toward payment of the Debt shall be considered a prepayment of the Loan and shall be subject to any prepayment premium or penalty.

(e) Notwithstanding any Taking, the Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note and in this Mortgage and the Debt shall not be reduced until any Awards shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagor shall file and prosecute its claim or claims for any Awards in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor, further, hereby irrevocably appoints the Mortgagee and its officers and employees the attorney-in-fact of the Mortgagor, coupled with an interest, to file, prosecute, settle, and compromise its claims for any Awards, to receive any Awards and to endorse any instruments with respect thereto. The Mortgagor further agrees that although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand, of the Mortgagee, make, execute and deliver to it any and all assignments and other instruments sufficient for the purpose of assigning any Awards to the Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

Section 1.11. Restrictions on Sales and Transfers. (a) The Mortgagor shall not, without the consent in writing of the Mortgagee, which shall not be unreasonably withheld, voluntarily change the use of the Mortgaged Property or sell, transfer, or convey its interest in the Mortgaged Property, or any part thereof in or by any one or series of transactions or permit the Mortgaged Property, or any part thereof or any interest therein to be sold, transferred, or conveyed. For the purposes of this Section a "sale" shall include: (I) if the Mortgagor is a corporation, an aggregate of not more than nineteen (19%) percent or more of its voting shares of stock may be sold, transferred, issued or pledged, in any one or series of transactions; or, (II) if the Mortgagor is a partnership, limited liability company, joint venture or similar entity, an aggregate of not more than nineteen (19%) percent or more of the interest or interests in the Mortgagor be issued, sold, transferred or pledged or the majority of the interests therein be transferred or diluted by the admission of new partners, members or otherwise, in any one or series of transactions. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to further or successive transactions. Notwithstanding the above, a transfer of membership interest in the Mortgagor to Acier Holdings LLC, a New Jersey limited liability company, and/or its affiliates shall not be considered a "sale" and shall be a permitted transfer pursuant to the Loan Documents which shall

not require the prior written consent of the Mortgagee provided that David Kramer shall at all times have direct or indirect voting control of the Borrower.

(b) Upon delivery by Mortgagor to Mortgagee of an amount equal to **EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 ($8,500,000.00) DOLLARS**, Mortgagee shall release (i) 901-907 East Jersey Street, Unit No. 3, Qualifier C003, Elizabeth, New Jersey 07201 also known as 901-931 East Jersey Street, Unit No. 3, Qualifier C003, Elizabeth, New Jersey 07201 and (ii) 901-931 East Jersey Street, Unit No. 4, Qualifier C004, Elizabeth, New Jersey 07201 of the Mortgaged Property from this mortgage.

(c) Upon delivery by Mortgagor to Mortgagee of an amount equal to **FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($5,500,000.00) DOLLARS**, Mortgagee shall release 901-907 East Jersey Street, Unit No. 3, Qualifier C003, Elizabeth, New Jersey 07201 from this mortgage.

(d) Upon delivery by Mortgagor to Mortgagee of an amount equal to **FOUR MILLION AND 00/100 ($4,000,000.00) DOLLARS**, Mortgagee shall release 901-931 East Jersey Street, Unit No. 4, Qualifier C004, Elizabeth, New Jersey 07201 of the Mortgaged Property from this mortgage.

(e) Upon request by Mortgagor to Mortgagee, and Mortgagee's prior written consent, which shall not be unreasonably withheld, the Mortgagor may transfer and deed the Mortgaged Property or any part thereof as follows:

(i) Unit No. 1 may be transferred to Jersey Walk E Jersey Urban Renewal, LLC;
(ii) Unit No. 1 may be transferred to Jersey Walk Garage Urban Renewal, LLC; and
(iii) Unit No. 3 may be transferred to Jersey Walk Lafayette Urban Renewal, LLC, so long as such new owners are under common ownership as the Mortgagor, and/or owned in whole or partially by Acier Holdings LLC, a New Jersey limited liability company. .

Section 1.12. Restrictions on Leasing and Further Encumbrances. The Mortgagor shall not, without first obtaining the prior consent of the Mortgagee in each such instance:

(a) mortgage, convey or grant a lien subordinate to this Mortgage on the Mortgaged Property, or on any or all of the Real Property, Improvements, Personal Property or Appurtenances of which it is comprised except to the Mortgagee;

(b) collect any Rents for a period of more than one month in advance other than the security deposited in connection with a Lease;

(c) further pledge, transfer, mortgage or otherwise encumber or assign the Leases and Rents except to the Mortgagee;

(d) waive, excuse, condone, discount, set-off, compromise, cancel, terminate or in any manner release or discharge, any tenant under any Lease, of and from any obligations, covenants and agreements by said tenant to be kept, observed and performed, including the obligation to pay rent thereunder, in the manner and at the place and time specified therein;

(e) cancel, terminate or consent to any surrender of any Lease, except as may be provided in any such Lease, or commence an action of ejectment or any summary proceedings for dispossession of the tenant under any Lease or execute any right to recapture provided in any Lease where such action, in the sole discretion of the Assignee, would have a material adverse effect on the value and/or the marketability of the Premises;

(f) execute or permit to exist any Lease except for occupancy by the lessee under and pursuant to a written lease in form and substance satisfactory to the Mortgagee and with a lessee satisfactory to Mortgagee where such lease, in the sole discretion of the Mortgagee, would have a material adverse effect on the value and/or the marketability of the Mortgaged Property;

(g) modify, amend, extend or renew any Lease, or permit the lessee under any Lease to assign the tenancy thereunder unless such lessee has such right of assignment under its lease without the necessity of obtaining Mortgagor's consent thereto where such action, in the sole discretion of the Mortgagee, would have a material adverse effect on the value and/or the marketability of the Mortgaged Property;

(h) relocate any tenant under any Lease, nor consent to any modification of the express purposes for which such space has been leased, nor consent to any subletting of all or any portion of the Mortgaged Property, or to an assignment of any Lease or a further subletting of any sublease, except as may be provided in any Lease where such action, in the sole discretion of the Mortgagee, would have a material adverse effect on the value and/or marketablity of the Mortgaged Property;

(i) consent or agree to accept a subordination of any Lease to any mortgage or other encumbrance (other than this Mortgage) now or hereafter affecting the Mortgaged Property;

(j) create or permit to exist any easement or restrictive covenant affecting the Mortgaged Property.

Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

Section 1.13. Liens. The Mortgagor shall discharge of record, by the filing of a bond pursuant to court order or otherwise, any mechanic's or materialmen's lien or a judgment lien filed against the Mortgaged Property, within thirty (30) days after the filing thereof.

Section 1.14. No Recorded Restrictions Based on Race, Etc. The Mortgagor shall not execute or file or record any instrument which imposes a restriction upon the sale or occupancy of the Mortgaged Property on the basis of race, sex, religion, national origin, color or creed. Upon any violation of this undertaking, the Mortgagee may, at its option, declare the unpaid balance of the Debt to be immediately due and payable.

Section 1.15. Organization. Mortgagor is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of New Jersey. Mortgagor is duly authorized to transact business in all other states in which Mortgagor is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Mortgagor is doing business. Specifically,

Mortgagor is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Mortgagor has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Mortgagor maintains an office at the address set forth in the preamble to this Mortgage. Unless Mortgagor has designated otherwise in writing, the principal office is the office at which Mortgagor keeps its books and records including its records concerning the Collateral. Mortgagor may not change the location of Mortgagor's state of incorporation or any change in Mortgagor's name. Mortgagor shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Mortgagor and Mortgagor's business activities.

Section 1.16. Usury. Nothing herein or in the Note, and none of the terms, covenants, conditions or obligations hereof or thereof shall impose or shall be deemed to impose upon the Mortgagor an obligation to make any payment, pay any interest or late charges in excess of, or do any act or take any action, or forbear from doing any act or taking any action, in violation of any statute, rule, ordinance or regulation in effect and effective as of the date of such payment, act, action or forbearance. In no event shall the Mortgagor be required to make any such illegal or impermissible payment or to take or do any such illegal or impermissible act or forbear from so doing or so taking nor shall any such failure so to pay or act or such forbearance be deemed a default hereunder. If the provisions of this Mortgage would at any time otherwise require payment by the Mortgagor to the Mortgagee of an amount of interest in excess of the maximum amount then permitted by law, the interest payments to the Mortgagee shall be reduced to the extent necessary so that the Mortgagee shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Mortgagee shall receive interest payments hereunder in an amount less than the amount otherwise provided, such deficit (the "Interest Deficit") will accumulate and will be carried forward (without interest) until the Debt is paid in full. Interest otherwise payable to the Mortgagee hereunder for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing the Mortgagee to receive interest in excess of the maximum amount then permitted by law. The terms, covenants, conditions and obligations hereof or of the Note requiring any such illegal or impermissible payment, act, action or forbearance on the part of the Mortgagor to be made or taken are deemed amended, modified or altered in such a manner as to bring all and each of them into conformity with the applicable statutes, rules, ordinances or regulations in respect of the Mortgagor and the Mortgagor hereby covenants and agrees to abide by, conform to and comply with any and all such terms, covenants, conditions and obligations as so amended, modified or altered.

Section 1.17. Payment of Charges; Advances and Disbursements; Costs of Administration and Enforcement.

(a) Upon an Event of Default of the Mortgagor in the performance of any term, covenant, condition or obligation by the Mortgagor to be performed under the Note or this Mortgage, or to pay, when due, any of the sums which the Mortgagor is required to pay as provided above in Section 1.4, the Mortgagee may, but shall not be obligated to, cure such default, or make such payment in the name and on behalf of the Mortgagor. All sums advanced and all expenses incurred at any time by the Mortgagee pursuant to this Section 1.17 or as otherwise provided under the terms, covenants, conditions or obligations of this Mortgage or under applicable law shall be

reimbursed by the Mortgagor to the Mortgagee, upon demand, and shall bear interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(b) The Mortgagor shall bear and pay all direct and incidental expenses (including, without limitation, attorneys' fees and disbursements for legal services of every kind at trial and appellate level) relating to the administration of this Mortgage and the other Loan Documents (as defined in Section 4.1.1(h) of this Mortgage) including, without limitation, the performance of new appraisals of the Mortgaged Property necessitated by (i) the Mortgagee's credit policy guidelines applicable to mortgage loans made by Mortgagee or (ii) any regulatory requirements imposed upon Mortgagee by any governmental or quasi-governmental entity having jurisdiction over Mortgagee. All such expenses paid by the Mortgagee shall be reimbursed by the Mortgagor to the Mortgagee, upon demand, and shall bear interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and evidenced by the Note.

Section 1.18. Assignment of Leases and Agreements.

(a) Neither the Mortgagor nor any tenant under any Lease shall have the right or power, as against the Mortgagee without its consent, to cancel, abridge or otherwise modify tenancies, subtenancies, leases or subleases now or hereafter in effect in respect of all or any part of the Mortgaged Property or the Improvements or to accept or make, as the case may be, prepayments of installments of rent to become due thereunder. The Rents of the Mortgaged Property are hereby transferred and assigned to the Mortgagee, and the Mortgagee shall have the right to enter upon the Mortgaged Property for the purpose of collecting the same and to let and operate the Mortgaged Property or any part thereof and to apply the Rents, either in whole or in part, as the Mortgagee elects, to the payment of all charges and expenses of the Mortgaged Property or in reduction of any part of the Debt or other sums due or to become due under the Note or this Mortgage. This assignment and grant shall continue in effect until the Debt and all other obligations secured by this Mortgage are paid if full. The Mortgagee hereby waives the right to enter upon the Mortgaged Property for the purpose of collecting the Rents and the Mortgagor shall have a license to collect and receive the Rents until an Event of Default hereunder, but such license of the Mortgagor may be revoked by the Mortgagee upon any such Event of Default. From and after the occurrence of an Event of Default hereunder all Rents collected or received by Mortgagor shall be accepted and held for Mortgagee in trust and shall not be commingled with the funds and property of Mortgagor, but shall be promptly paid over to Mortgagee. The Mortgagee may apply all Rents or any part thereof so received hereunder, after the payment of all of its expenses including costs and attorneys' fees, to the Debt in such manner as it elects or at its option the entire amount or any part thereof so received may be released to the Mortgagor.

(b) All future commercial Leases entered into after the execution of this Mortgage for the whole or any part of the Mortgaged Property shall contain the following provision:

> "Tenant/Lessee hereby agrees not to look to the mortgagee of (i)the fee interest in the premises demised by this Lease or (ii) the lease to which this Lease is subordinate, in such mortgagee's capacity as mortgagee, mortgagee in possession, successor in title to such interest, or otherwise, for accountability for any security deposit required by the landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant's performance of this Lease."

Section 1.19. Inconsistency With Related Laws. Nothing contained in this Mortgage shall be construed as depriving the Mortgagee of any right or advantage available under applicable law of the state in which the Mortgaged Property is located, but all terms, covenants, conditions or obligations herein differing therefrom shall be construed as conferring additional and not substitute rights and advantages.

Section 1.20. Right of Inspection. The Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times upon reasonable notice, and the Mortgagor shall reimburse the Mortgagee for each such inspection the sum of $500.00.

Section 1.21. Late Charges. In the event that any payment shall become overdue for a period in excess of ten (10) days or such payment cannot be debited on its due date (if applicable), a "late charge" of five (5%) percent, or such lesser amount as may be permitted by law in respect of the Mortgagor, of the amount so overdue may be charged by the Mortgagee for the purpose of defraying the expenses incident to handling such delinquent payment. Notwithstanding the above, such late charge shall not be applicable to the balloon payment due at maturity. Additionally, no late charge shall be applicable in the event Mortgagee is delayed in debiting a monthly payment from the interest reserve they are holding to make such monthly payments

Section 1.22. Change in Laws. During the terms of this Mortgage, in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee, then and in such event, the Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by the Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Debt or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Debt secured hereunder, or this Mortgage, or otherwise, the Mortgagee may, at the Mortgagee's option, declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable, or the Mortgagee may, at the Mortgagee's option, pay that amount or portion of such taxes as renders the Facility or indebtedness secured hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith play the remaining lawful and nonusurious portion of balance of said taxes.

Section 1.23. Trust Funds. The Mortgagor will receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvement (as defined in Section 13 of the Lien Law of the State of New York, whether or not the Mortgaged Property is located in that State), and the Mortgagor will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

Section 1.24. Assessments. To Mortgagor's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

Section 1.25 Use of Mortgaged Property. The Mortgaged Property is used exclusively for commercial purposes and other appurtenant and related uses.

Section 1.26 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Mortgaged Property for the purpose intended herein, have been obtained and are valid and in full force and effect.

Section 1.27 Flood Zone. The Mortgaged Property is not located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

Section 1.28 Physical Condition. The Mortgaged Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. There exists no structural or other material defects or damages in the Mortgaged Property, whether latent or otherwise. Mortgagor has not received notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 1.29 Boundaries. None of the Improvements which were included in determining the appraised value of the Mortgaged Property lie outside the boundaries and building restriction lines of the Mortgaged Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Mortgaged Property and no easements or other encumbrances upon the Mortgaged Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Mortgaged Property.

Section 1.30 Intentionally Omitted.

Section 1.31 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any this Mortgage and the Loan Documents, have been paid or will be paid, the Mortgage is enforceable in accordance with its terms by Mortgagee (or any subsequent holder thereof).

Section 1.32 Illegal Activity. No portion of the Mortgaged Property has been or will be purchased, improved, equipped or fixtured with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

Section 1.33 Construction Expenses. All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements by Mortgagor through the date hereof have been paid in full. Any such expenses which are not payable by Mortgagor are the responsibility of a Tenant at the Mortgaged Property. To Mortgagor's knowledge, there are no claims for payment for work, labor or materials affecting the Mortgaged Property for which Mortgagor is responsible which are or may become a lien prior to, or of equal priority with, the liens created by this Mortgage.

Section 1.34 Compliance. The use and operation of the Mortgaged Property comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. Mortgagor is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Mortgagor has received no written notice of any such default or violation. There has not been committed by Mortgagor or, to Mortgagor's knowledge, any other Person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording any Governmental Authority the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under any this Mortgage, the Note or any of the documents delivered in connection therewith. For purposes hereof, "Legal Requirements" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Mortgaged Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Mortgagor, at any time in force affecting the Mortgaged Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

Section 1.35 Special Purpose Entity. At all times that the Note is outstanding, the Mortgagor shall have no other purpose and shall conduct no other business, other than the ownership, operation, management and sale of the Mortgaged Property.

ARTICLE II

AFFIRMATIVE COVENANTS

Mortgagor covenants and agrees with Mortgagee that, so long as this Mortgage remains in effect, Mortgagor will:

Section 2.1 Notices of Claims and Litigation. Promptly inform Mortgagee in writing of (1) all material adverse changes in Mortgagor's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Mortgagor or any guarantor of the Debt, or any portion thereof (the "Guarantor") which could

materially affect the financial condition of Mortgagor or the financial condition of any Guarantor. Mortgagor (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Loan; (ii) shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Mortgagee.

Section 2.2 Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Mortgagee to examine and audit Mortgagor's books and records at all reasonable times.

Section 2.3 Financial Statements. Furnish Mortgagee with the following, within 30 days after Mortgagee's request:

(i) Annual Statements. Mortgagor's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Mortgagee and personal financial statements for the Guarantors, if any, together with bank statements confirming liquidity stated therein.

(ii) Tax Returns for Mortgagor and Guarantor. Federal and other governmental tax returns of the Mortgagor and Guarantor, prepared by a certified public accountant satisfactory to Mortgagee.

(iii) Rent Roll. A certified rent roll and updated leases with respect to the Mortgaged Property, if applicable.

To the extent that Mortgagor or and guarantor does not comply with this Section 2.3 within thirty (30) days after notice thereof by Mortgagee, Mortgagor shall be responsible for a fee of Five Hundred ($500.00) Dollars for each violation thereof plus an additional One Hundred ($100.00) Dollar fee for each month thereafter that Mortgagor or Guarantor remains in violation thereof.

All financial reports required to be provided under this Mortgage shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Mortgagor as being true and correct.

Section 2.4 Financial Covenants and Ratios. Comply with the following covenants and ratios:

(i) Mortgagor will not allow its debt service coverage ratio (defined as the ratio of Earnings before Interest, Taxes, Depreciation and Amortization to all principal and interest payments of Borrower), to be at any time less than **N/A**;

(ii) Mortgagor will maintain a maximum leverage ratio of **N/A** defined as the ratio of total liabilities less subordinated debt to tangible net worth plus subordinated debt;

tangible net worth is defined as Total Equity less tangible assets, including, but not limited, to due from its equity owners, soft costs and amortized assets.

Except as provided above, all computations made to determine compliance with the requirements contained in this Section shall be made in accordance with GAAP, applied on a consistent basis, and certified by Mortgagor's Chief Executive Officer as being true and correct.

In addition, the loan to value ratio of the Loan, as determined by Mortgagee in its discretion, shall at no time exceed 50%.

Section 2.5 Insurance. Maintain the insurance required pursuant to Section 1.8 herein.

Section 2.6 Zoning. Mortgagor shall not initiate or consent to any zoning reclassification of any portion of the Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Mortgagee.

Section 2.7 Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Mortgagee, executed by the Guarantors (if any) on Mortgagee's forms, and in the amounts and under the conditions set forth in those guaranties.

Section 2.8 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Mortgagor and any other party and notify Mortgagee immediately in writing of any default in connection with any other such agreements.

Section 2.9 Loan Proceeds. Use all Loan proceeds solely for working capital purposes only, unless specifically consented to the contrary by Mortgagee in writing.

Section 2.10 Estoppel Statement. (A) After request by Mortgagee, Mortgagor shall within five (5) Business Days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(B) Mortgagor shall use its best efforts to deliver to Mortgagee, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Mortgagee attesting to such facts regarding the related Lease as Mortgagee may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease (the "Estoppel").

Section 2.11 Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Mortgage, in the Loan Documents, and in all other

instruments and agreements between Mortgagor and Mortgagee. Mortgagor shall notify Mortgagee immediately in writing of any default in connection with any agreement.

Section 2.12 Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Mortgagee of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Section 2.13 Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Mortgagor's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Mortgagor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Mortgagor has notified Mortgagee in writing prior to doing so and so long as, in Mortgagee's sole and absolute opinion, Mortgagee's interests in the Collateral are not jeopardized. Mortgagee may require Mortgagor to post adequate security or a surety bond, satisfactory to Mortgagee, to protect Mortgagee's interest.

Section 2.14 Government Reports. Mortgagor shall furnish to Mortgagee promptly and in any event within fifteen (15) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Mortgagor's part including without limitation, in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Section 2.15 Maintenance and Use of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Mortgagee. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Mortgagee. Notwithstanding the above, Mortgagor is permitted to complete demolition at the Mortgaged Property and proceed with their construction plans as previously discussed to Mortgagee without Mortgagee's further written consent.

Section 2.16 Waste. Mortgagor shall not commit or suffer any intentional physical waste of the Mortgaged Property or make any change in the use of the Mortgaged Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Mortgaged Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Mortgaged Property or the security for the Loan. Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Mortgaged Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 2.17 Litigation. Mortgagor shall give prompt written notice to Mortgagee of any litigation or governmental proceedings pending or threatened in writing against Mortgagor which

might materially adversely affect Mortgagor's condition (financial or otherwise) or business or the Mortgaged Property.

Section 2.18 Notice of Default. Mortgagor shall promptly advise Mortgagee of any material adverse change in the condition (financial or otherwise) of Mortgagor, any principal of Mortgagor or the Mortgaged Property or of the occurrence of any Default or Event of Default of which Mortgagor has knowledge.

Section 2.19 Cooperate in Legal Proceedings. Mortgagor shall at Mortgagor's expense cooperate fully with Mortgagee with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Mortgagee hereunder or any rights obtained by Mortgagee under this Mortgage or any of the other Loan Documents and, in connection therewith, permit Mortgagee, at its election, to participate in any such proceedings.

Section 2.20 Performance by Mortgagor. Mortgagor shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Mortgagor under this Mortgage and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Mortgaged Property and any amendments, modifications or changes thereto.

ARTICLE III

NEGATIVE COVENANTS

Mortgagor covenants and agrees with Mortgagee that while this Mortgage is in effect, Mortgagor shall not, without the prior written consent of Mortgagee:

Section 3.1 Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and Debt to Mortgagee, create, incur or assume indebtedness for borrowed money, including capital leases or (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Mortgagor's assets.

Section 3.2 Continuity of Operations. (1) Engage in any business activities substantially different than those in which Mortgagor is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (3) make any distributions (cash or otherwise) to its members, or (4) purchase or retire any of Mortgagor's outstanding interests or alter or amend Mortgagor's capital structure.

Section 3.3 Loans, Acquisitions and Guaranties. Loan, invest in or advance money or assets to any other person, enterprise or entity; purchase, create or acquire any interest in any other enterprise or entity, or incur any obligation as surety or guarantor.

Section 3.4 Member Loans; Fees. Make any payment on any loan or fees to any third party, including any members of Mortgagor, affiliates of any members of Mortgagor, or family members of the Mortgagor.

ARTICLE IV

DEFAULTS AND REMEDIES

Section 4.1.1. Events of Default-Optional Acceleration. The Debt shall become due, at the option of the Mortgagee, upon the occurrence of any of the following events, which event shall be an "Event of Default":

(a) after default in the payment of any installment of principal or interest as provided in the Note or any other Event of Default provided for therein,

(b) after default in the payment when due and payable of any other sum of money required to be paid or expended under this Mortgage, the Note, or any other Loan Document (as hereinafter defined),

(c) if any warranty, representation, covenant or certification made herein or in any financial statement furnished pursuant hereto or in connection with the indebtedness evidenced by the Note and secured by this Mortgage (the "Loan") shall be false or inaccurate in any manner,

(d) after default in keeping the Mortgaged Property insured as herein provided,

(e) after default after thirty (30) days' notice and demand either in assigning and delivering the policies insuring the Improvements or the Personal Property against loss as hereinafter provided for or in reimbursing the Mortgagee for premiums paid on such insurance, as hereinabove provided for,

(f) after default upon request in furnishing a statement of the amount due on this Mortgage and whether any offsets or defenses exist against the Debt, as hereinabove provided for,

(g) if the Mortgagor does or permits to be done anything that may in any way impair the lien of this Mortgage or impair the value of the Mortgaged Property or any of the Improvements or weaken or diminish the security intended to be given under and by virtue of this Mortgage,

(h) upon the failure of the Mortgagor to perform or comply with any other term, covenant, condition or obligation of this Mortgage or of the Note or of any term, covenant, condition or obligation of any other agreement or instrument executed by the Mortgagor which secures the indebtedness evidenced by the Note (collectively, the "Loan Documents"), or of any other agreement between the Mortgagor and the Mortgagee, in accordance with the terms hereof and thereof thirty (30) days after notice and demand,

(i) a default under, or any attempted withdrawal, cancellation or disclaimer of liability under, any guarantee which guarantees payment of the Debt or any part thereof, or under any agreement giving security for any such guarantee;

(j) the failure of (i) the Mortgagor, (ii) if Mortgagor is a corporation, any shareholder in Mortgagor, (iii) if Mortgagor is a partnership, any general partner in Mortgagor or any shareholder or partner in such general partner, (iv) if the Mortgagor is a limited liability

company, any member, (v) any Guarantor or (vi) any entity directly or indirectly controlled by any of the parties covered by (i) through (vi) above, to perform or observe any term, covenant, condition or obligation of any bond, note, loan agreement, guarantee, or any other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit, or of any instrument given to secure the same, to which such party and Mortgagee or its affiliates are parties,

(k) if a default occurs under any mortgage which is prior, equal or subordinate to the lien of this Mortgage or the mortgagee under any such prior, equal or subordinate mortgage commences a foreclosure action in connection with said mortgage;

(l) the further mortgage, pledge or encumbrance by the Mortgagor of the Mortgaged Property or any part thereof or any interest therein without the prior written consent of the Mortgagee;

(m) the further assignment or encumbrance by the Mortgagor of the Rents arising from the Mortgaged Property, or any part thereof, without the prior written consent of the Mortgagee in each instance;

(n) if the Mortgagor leases all or any part of the Mortgaged Property in violation of Section 1.14 hereof, or effects any changes in any lease in violation of Section 1.14 hereof;

(o) the occurrence, in the sole judgment of the Mortgagee, of a material adverse change in the identity, control, financial condition or operation of the Mortgagor or the Mortgaged Property;

(p) any default, for thirty (30) days after notice and demand, in the payment of any taxes of any kind and nature, assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions relating to the Mortgaged Property or any part thereof;

(q) any failure for thirty (30) days after notice and demand to exhibit to the Mortgagee receipted bills for any taxes of any kind and nature, assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions herein referred to;

(r) if the Mortgagee shall give the written notice specified above in Section 1.4(c);

(s) OMITTED; or

(t) if the Mortgagor or any Guarantor, who is an individual shall die; provided that Mortgagor shall have the right to designate a replacement guarantor reasonably satisfactory to the Mortgagee that has comparable net worth and development experience to the current guarantor.

Section 4.1.2. Events of Default-Automatic Acceleration. The Debt shall forthwith and automatically become due, upon the occurrence of any of the following events which event shall also be an "Event of Default":

if the Mortgagor or any Guarantor shall:

(i) call a meeting of or make an assignment for the benefit of creditors,

(ii) file a petition in bankruptcy, under Title 11 of the U.S. Code, as amended (the "Bankruptcy Code"), or be adjudicated insolvent or bankrupt, file a petition in bankruptcy, or be adjudicated insolvent or bankrupt,

(iii) be the subject of an order for relief under the Bankruptcy Code, or petition or apply to any tribunal for the appointment of a receiver or a trustee for it or a substantial part of its assets,

(iv) file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, whether now or hereafter in effect,

(v) have filed against it a petition, application or proceeding described above in subdivision (iv) or such a petition, application or proceeding shall have been commenced against it, which remains undismissed or unstayed for a period of thirty (30) days or more,

(vi) by any act or omission indicate its consent to, approval of or acquiescence in any petition, application or proceeding described above in subdivision (iv) or in the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property,

(vii) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more,

(viii) conceal, remove or permit to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them,

(ix) make or suffer a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law,

(x) make any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid,

(xi) shall suffer or permit, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof, or

(xii) admits in writing of its inability to pay its debts as they mature

Section 4.2. Remedies. (a) Upon the occurrence of any Event of Default, the Mortgagee may, in addition to any rights or remedies available to it hereunder or under any of the Loan Documents, or at law, take such action as it deems advisable to protect and enforce its rights against

the Mortgagor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

(i) declare the entire unpaid Debt to be immediately due and payable;

(ii) enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess the Mortgagor and its agents and servants therefrom, and thereupon the Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat, (B) complete any construction on the Mortgaged Property in such manner and form as the Mortgagee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, (d) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof, and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as compensation for the services of the Mortgagee, its agents and employees;

(iii) institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels, and in such order as the Mortgagee shall determine;

(iv) with or without entry and, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due;

(v) sell the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of the Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property;

(vi) institute an action, suit or proceeding in equity for the specific performance of any covenants, conditions or agreements contained herein or in the Note;

(vii) recover judgment on the Note before, during, after or in lieu of any proceedings for the enforcement of this Mortgage;

(viii) apply for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of

the security for the Debt and without regard for the solvency of the Mortgagor, or of any person, party or entity liable for the payment of the Debt;

(ix) pursue such other remedies as the Mortgagee may have under one or more of the other Loan Documents and/or any other collateral given as security for the Loan;

(x) pursue such remedies as the Mortgagee may have under applicable law; and

(xi) foreclose this Mortgage by power of sale or any other non-judicial means permitted by the laws of the state in which the Mortgaged Property is located.

(b) The purchase money proceeds or avails of any sale made under or by virtue of this Section 4.2, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Section 4.2 or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of any such sale, including, without limitation, compensation to the Mortgagee, its agents and counsel, and of any judicial proceedings, including, without limitation, the costs and legal expenses of the Mortgagee in foreclosing or otherwise enforcing this Mortgage, wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the Default Rate, and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described above in Section 4.1 until the same is paid.

Third: To the payment of any other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, the Note and all other Loan Documents.

Fourth: To the payment of the surplus, if any, to whosoever may be lawfully entitled to receive the same.

The Mortgagee and any receiver or custodian of the Mortgaged Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

(c) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Section 4.2, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or

good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons or entities with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 4.2, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons or entities claiming or who may claim the same, or any part thereof, either from, through or under the Mortgagor.

(e) Upon any sale made under or by virtue of this Section 4.2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may take settlement for the purchase price by crediting upon the Debt of the Mortgagor secured by this Mortgage the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

(f) The obligation of this Mortgage and of the Note shall continue until the Debt is paid in full notwithstanding any action or actions or partial foreclosure which may be brought to recover any amount or amounts for installments of principal, interest, taxes, assessments, water and sewer charges, rents and rates or insurance or other sums or charges due and payable under the provisions of this Mortgage.

(g) No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, power or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before, and notwithstanding any statutory rate of interest applicable with respect to judgments, after the entering or execution of any judgment, the Debt shall bear interest at the rate or rates payable under the Note and this Mortgage until the Debt shall have been paid in full.

(h) In the event of a foreclosure of this Mortgage or the succession by the Mortgagee to the interests of the Mortgagor hereunder, the purchaser of the Mortgaged Property or such successor shall succeed to all rights of the Mortgagor, including any right to proceeds of insurance and to unearned premiums, and in and to all policies or certificates of insurance assigned and delivered to the Mortgagee pursuant to this Mortgage.

(i) During such time that the Mortgagor shall be in default under this Mortgage, or under the Note, the Mortgagee, in the event that the Mortgagor shall not file a protest against any proposed assessed valuation of the Mortgaged Property at least fifteen (15) days prior to the last date on which such protest may be legally filed, or having filed such protest and the same having been denied, shall not have commenced a proceeding for the reduction of said assessed valuation at least fifteen (15) days prior to the last date of which such proceedings may be legally commenced, the Mortgagee may, but shall have no obligation to, file such protest or commence and prosecute such proceeding, in its own name or in the name of the Mortgagor, and the Mortgagor agrees to cooperate fully, in good faith, with the Mortgagee in the conduct of any such proceeding. All expenses of any such filing by the Mortgagee or its commencement of any such proceeding, including, but limited to, reasonable counsel fees, shall be borne by the Mortgagor, and if paid by the Mortgagee shall be reimbursed by the Mortgagor to the Mortgagee, its successors or assigns, upon demand, together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. All expenses incurred by the Mortgagee, as described above in this Subsection, and the interest thereon, shall be a lien on the Mortgaged Property prior to any claim, lien, title or interest in, to or on or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage and evidenced by the Note.

(j) THE MORTGAGOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY, THE RIGHT TO CLAIM ANY OFFSET AND THE RIGHT TO ASSERT A COUNTERCLAIM IN ANY ACTION OR PROCEEDING BROUGHT BY THE MORTGAGEE TO ENFORCE ANY OF ITS RIGHTS UNDER THE NOTE OR UNDER THIS MORTGAGE.

(k) Any assignee of this Mortgage and the Note shall take the same free and clear of all offsets, counterclaims and defenses of any nature whatsoever which the Mortgagor may have against any assignor of this Mortgage and the Note and no such offset, counterclaim or defense shall be interposed or asserted by the Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage and/or the Note and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Mortgagor.

(l) The Mortgagor shall not be relieved of the Mortgagor's obligation to pay the Debt at the time and in the manner provided for in the Note and this Mortgage by reason of (i) failure of the Mortgagee to comply with any request of the Mortgagor or any guarantor of the payment of the Note and/or of this Mortgage to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or of any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt or the release of any individual or entity guaranteeing the payment of the Note and/or of this Mortgage, or (iii) the extension or modification of this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Note and/or of this Mortgage or any portion thereof, without first having obtained the consent of the Mortgagor, and in the last event, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Note and this Mortgage, as so extended or modified, unless expressly released and discharged by the Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, the Mortgagee may release

any person or entity at any time liable for the payment of the Debt or any portion thereof or any individual or entity guaranteeing the payment of the Note and/or of this Mortgage or any part of the security held for the Debt or with respect to any guarantee, and may extend the time of payment or otherwise modify any of the terms, covenants, conditions or obligations of the Note and/or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title and interest. The Mortgagee may resort for the payment of the Debt to any other security or guarantee held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity.

(m) The Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right to the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

(n) The Mortgagee shall have the right to receive and accept partial payment of any sum or sums which constitute a part of the Debt or the interest accrued thereon and such receipt and acceptance by the Mortgagee shall not be deemed a waiver or modification of any default or defaults by the Mortgagor existing at such time.

(o) All remedies provided in this Mortgage are distinct from and cumulative to any other right or remedy under this Mortgage, the Note, any guarantee of the payment of the Note and/or of this Mortgage or any other agreement between, among others, if any, the Mortgagor and the Mortgagee executed simultaneously or in connection herewith, or afforded by law or equity, and may be exercised concurrently, independently or successively. Wherever in this Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions. Any such consents shall be in writing.

(p) Any forbearance by the Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee or other corrective or security protecting measures by the Mortgagee shall not be a waiver of the Mortgagee's right to accelerate the maturity of the Debt.

(q) In any action or proceeding to foreclose this Mortgage, or to recover or collect the Debt, the provisions of law respecting the recovery of costs, disbursements and allowances shall also be applicable.

Section 4.3. Interest After Default. If any payment due hereunder or under the Note is not paid when due, whether on any stated due date, any accelerated due date or any other date or at any other time specified under any of the terms, covenants, conditions or obligations hereof or thereof, then and in such event, the Mortgagor shall pay interest on the entire outstanding and unpaid principal balance of the Debt, from and after the date on which such amount first became due, at the Default Rate and such interest shall be due and payable, on demand, at such rate until

the entire amount due is paid to the Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. All accrued but unpaid interest shall be secured by this Mortgage as part of the Debt together with interest from the date that such sum is advanced, payment made or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Nothing in this Section 4.3 or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Debt or shall increase the maximum principal amount which may under any contingency be secured by this Mortgage.

Section 4.4. Possession of the Mortgaged Property. Upon the occurrence of any Event of Default hereunder, it is agreed that the Mortgagor, if it is then the occupant of the Mortgaged Property or any part thereof, shall immediately surrender possession of the space so occupied to the Mortgagee, custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, as may be the case, and if the Mortgagor is permitted to remain in possession, the possession shall be as a month-to-month tenant of the Mortgagee, and, on demand, the Mortgagor shall pay to the Mortgagee monthly, in advance, a reasonable rental for the space so occupied and in default thereof the Mortgagor may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Mortgaged Property or any part thereof. Nothing in this Section 4.4 shall be deemed to be a waiver of the provisions of this Mortgage prohibiting the sale or other disposition of the Mortgaged Property without the Mortgagee's prior written consent.

ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. All notices or other communications required or otherwise given pursuant to this Mortgage shall be in writing and shall be personally delivered, delivered by overnight courier or mailed by certified mail, postage prepaid, with return receipt requested, addressed as follows:

If to the Mortgagor:

CMT DEVELOPERS LLC
1950 Rutgers University Blvd., Suite 102
Lakewood, New Jersey 08701
Attention: David Kramer

With a copy to: (provided that failure to deliver such notice shall not be considered a deficiency thereof)

Goldberg Weg & Markus PLLC
122 West 27th Street, 11th Floor
New York, New York 10001

If to the Mortgagee:

TBG Funding LLC
3839 Flatlands Avenue, Suite 201
Brooklyn, New York 11234

With a copy to:

Wachtel Missry LLP
885 Second Avenue
New York, New York 10017
Attention: Allan J. Weiss, Esq.

Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed. Any notice or other communication given hereunder shall be deemed to have been given or delivered, if personally delivered, upon delivery, if sent by overnight courier, on the first (1st) business day of the Mortgagee after being sent, and if sent by mail, on the fifth (5th) business day of the Mortgagee after mailing. Each party shall be entitled to rely on all communications which purport to be given on behalf of any other party hereto and purport to be signed by an authorized signatory of such party.

Section 5.2. Consent to Jurisdiction; Waivers. (a) The Mortgagor hereby consents to the jurisdiction of the courts of the State of New Jersey and the state where the Mortgaged Property is located if the Mortgaged Property is not located in the State of New Jersey in any actions, suits or proceedings arising out of or in connection with the Note or this Mortgage. In addition, the Mortgagor irrevocably and unconditionally waives any objection which the Mortgagor may now or hereafter have to the laying of venue of any of the aforesaid actions, suits, or proceedings arising out of or in connection with the Note or this Mortgage brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives the right to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum; and

(b) The Mortgagor waives the requirements of personal service in connection with any actions, suits or proceedings arising out of or in connection with the Note or this Mortgage, and consents that all service of process may be made by certified mail, return receipt requested, addressed to the Mortgagor at the address of the Mortgagor set forth above in Section 3.1 as such address may be changed as therein set forth.

Section 5.3. Governing Law. This Mortgage shall be construed in accordance with the laws of the State of New Jersey.

Section 5.4. Binding Obligations. The terms, covenants, provisions and conditions herein contained shall bind and inure to the benefit of the heirs, distributees, executors, administrators, successors and assigns of the parties hereto but the foregoing provisions of this Section shall not constitute a waiver of the provisions of Sections 1.11 and 1.12 above.

Section 5.5. Further Assurances. The Mortgagor will, at the request of the Mortgagee and at the cost and expense of the Mortgagor (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in the execution, acknowledgment or recordation hereof, or (b) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, amendments, supplements, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Mortgagee may reasonably require from time to time in order to (i) effectuate the purposes of this Mortgage, (ii) subject to the lien and security interest hereby created any of the Mortgagor's properties, rights or interests covered or now or hereafter intended to be covered hereby, (iii) perfect and maintain such lien and security interest, or (iv) convey, grant, assign, transfer and confirm unto the Mortgagee the rights granted or now or hereafter intended to be granted to the Mortgagee hereunder or under any other instrument executed in connection with this Mortgage or which the Mortgagor may be or become bound to convey, mortgage or assign to the Mortgagee in order to carry out the intention or facilitate the performance of the provisions of this Mortgage. The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this Section 5.5 and this power, being coupled with an interest, shall be irrevocable as long as any part of the Debt remedies unpaid.

Section 5.6. Captions. The title of this document and the captions used herein are inserted only as a matter of convenience and for reference and shall in no way define, limit or describe the scope or intent of this Mortgage or any of the provisions hereof.

Section 5.7. Severability. If any term, covenant, condition or obligation of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such term, covenant, condition or obligation.

Section 5.8. General Conditions. (a) No provision of this Mortgage may be waived, changed, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the waiver, change, amendment, modification or discharge is sought.

(b) The Mortgagee may take or release other security for the payment of the Loan, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Loan without prejudice to any of its rights under this Mortgage.

(c) No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Nothing in this Mortgage or in the Note shall affect the obligation of the Mortgagor to pay the Debt in the manner and at the time and place therein respectively expressed. All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, the Mortgagor: (i) will not (A) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension

or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect any of the terms, covenants, conditions or obligations of this Mortgage, or (B) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction; (ii) waives all benefit or advantage of any such law or laws; (iii) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted; and (iv) waives all right to have the Mortgaged Property, or any other property of the Mortgagor to which the Mortgagee has, or may in the future have, a claim, marshaled upon any foreclosure hereof.

(d) No waiver by the Mortgagee or modification of the terms hereof shall be effective unless it is in writing and then only in the specific instance and for the specific purpose for which given and, notwithstanding anything to the contrary herein, all such waivers and modifications may be given or withheld in the sole judgment of the Mortgagee. Without limiting the generality of the foregoing, any payment made by the Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Mortgaged Property, shall not constitute a waiver of the Mortgagor's default in making such payments and shall not obligate the Mortgagee to make any further payments. The Mortgagor hereby irrevocably waives any right to claim that any provision of this Mortgage, including the provisions set forth in this Subsection, have been waived orally or by the acts or omissions of the Mortgagee.

(e) THE MORTGAGOR ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE COPY OF THIS MORTGAGE.

(f) If the Mortgagor shall request the Mortgagee's consent or approval pursuant to any of the provisions of this Mortgage or otherwise, and the Mortgagee shall fail or refuse to give, or shall delay in giving, such consent or approval, the Mortgagor shall in no event make, or be entitled to make, any claim for damages (nor shall the Mortgagor assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by the Mortgagor that the Mortgagee unreasonably withheld or delayed its consent or approval, and the Mortgagor hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim. The Mortgagor's sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where the Mortgagee has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, the Mortgagee may not unreasonably withhold or delay the same.

(g) This Mortgage shall (i) be binding upon the Mortgagor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Mortgagee may assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document, to any other person or entity, and such other person or entity shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Mortgagee herein or otherwise. None

of the rights or obligations of the Mortgagor hereunder may be assigned or otherwise transferred without the prior written consent of the Mortgagee.

(h) Without limiting the generality of Subsection (g) above, the Mortgagor hereby acknowledges that the Mortgagee may sell, grant or assign participation interest(s) in the Loan and in the Mortgagee's rights and obligations in respect of the Loan Documents, including this Mortgage, to one or more lending institutions satisfactory to the Mortgagee, on terms satisfactory to the Mortgagee. In the event that the Mortgagee shall sell, grant or assign participation interest(s) in the Loan and in the Mortgagee's rights and obligations in respect of the Loan Documents, (i) the Mortgagee may, in its sole discretion, disclose financial and other information to prospective participant(s) with respect to the Mortgagor, (ii) the Mortgagor shall cooperate with the Mortgagee in connection with any such participation and shall execute any and all documents which may be required or desirable, in the Mortgagee's or such participants' judgment, to effectuate any such participation(s), and (iii) each representation and agreement made by the Mortgagor in this Mortgage or in any of the other Loan Documents shall run to, and each reference to the Mortgagee shall be deemed to refer to, the Mortgagee and all of its participants(s).

(i) If the Mortgagor consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several. The relative words herein of single or plural number, or masculine or feminine or neuter gender shall be read as if written in the single or plural, or in the male, neuter or female gender, as the context and as the case may be.

(j) Any check, draft, money order or other instrument given in payment of all or any portion of the Note or pursuant to this Mortgage may be accepted by the Mortgagee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Mortgagee, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Mortgagee and applied as the case may be to the Debt in the manner provided in the Note or to the sum due under this Mortgage.

(k) The Mortgaged Property is not improved nor is it to be improved by one or more structures containing any residential units that will be occupied by an affiliate of Mortgagor.

(l) If the Mortgagor shall well and truly pay to the Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every term, covenant, condition and obligation set forth in this Mortgage and in the Note, then these presents and the estate hereby granted shall cease, terminate and be void.

(m) This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor on the day and year first above written.

CMT DEVELOPERS LLC

By: ______________________

Name: David Kramer

Title: Manager

STATE OF NEW YORK)

) ss.:

STATE OF NEW YORK)

On the 28th day of March in the year 2018 before me, the undersigned, personally appeared David Kramer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

____

Notary Public

THOMAS E. CURLEY
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01CU4787765
Qualified in Queens County
Commission Expires February 28, 2022

SCHEDULE A

Parcel I

All that (those) certain lot(s), tract(s) or parcel(s) of land, with the buildings and improvements thereon erected, situate, lying and being in Elizabeth City, County of Union and State of New Jersey and is bounded and described as follows:

BEING known and designated as Unit No. 3 situated in Jersey Walk Condominium Association, Inc., a condominium together with 35 percent undivided interest in the Common Elements of said Condominium in accordance with and subject to the terms, limitations, conditions, covenants, restrictions, easements, agreements and other provisions set forth in the Master Deed dated September 19, 2017 and recorded September 26, 2017 in the Office of the Clerk of Union County in Deed Book 6217, Page 281 as amended in Deed Book 6237, Page 745, as the same may now or hereafter be lawfully amended.

BEING known as 901-907 East Jersey Street, Unit No. 3, Qualifier C003, Elizabeth, New Jersey 07201 also known as 901-931 East Jersey Street, Elizabeth, New Jersey 07201, Unit No. 3, Qualifier C003, Tax Lot 312, Tax Block 312, Tax Map of the City of Elizabeth City, County of Union, State of New Jersey.

Parcel II

All that (those) certain lot(s), tract(s) or parcel(s) of land, with the buildings and improvements thereon erected, situate, lying and being in Elizabeth City, County of Union and State of New Jersey and is bounded and described as follows:

BEING known and designated as Unit No. 1, 2, 4 situated in Jersey Walk Condominium Association, Inc., a condominium together with 40 (as to unit 1), 20 (as to unit 2), 5 (as to unit 4) percent undivided interest in the Common Elements of said Condominium in accordance with and subject to the terms, limitations, conditions, covenants, restrictions, easements, agreements and other provisions set forth in the Master Deed dated September 19, 2017 and recorded September 26, 2017 in the Office of the Clerk of Union County in Deed Book 6217, Page 281 as amended in Deed Book 6237, Page 745, as the same may now or hereafter be lawfully amended.

BEING known as 901-931 East Jersey Street, Elizabeth, New Jersey 07201, Unit Nos. 1,2 and 4, Qualifier C001, C002 and C004, Tax Lot 312, Tax Block 312, Tax Map of the City of Elizabeth City, County of Union, State of New Jersey.